UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 12, 2013

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 12, 2013, Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), and AMD International Sales & Service, Ltd., a Delaware corporation (together with the Company, the “Borrowers”), entered into a loan and security agreement (the “Loan Agreement”) by and among the Borrowers, the financial institutions party thereto from time to time as lenders (the “Lenders”) and Bank of America, N.A., a national banking association, as agent for the Lenders (the “Agent”).

The Loan Agreement provides for a senior secured asset based line of credit for a principal amount up to $500 million (the “Secured Revolving Line of Credit”), with up to $75 million available for issuance of letters of credit. Borrowings under the Secured Revolving Line of Credit are limited to up to 85% of eligible accounts receivable, minus certain reserves. The size of the commitments under the Secured Revolving Line of Credit may be increased in an aggregate amount for all such increases not to exceed $200 million. No drawings were made under the Secured Revolving Line of Credit on the closing date of the Loan Agreement.

The Secured Revolving Line of Credit has a five-year maturity (November 12, 2018). The obligations of the Borrowers under the Loan Agreement are secured by a first priority security interest in the Borrowers’ accounts receivable, inventory, deposit accounts maintained with the Agent and other specified assets relating to the foregoing, including books and records.

The Borrowers may elect that the loans under the Secured Revolving Line of Credit bear interest at a rate per annum equal to (a) the London Interbank Offered Rate (“LIBOR”) plus the applicable margin set forth in the applicable chart below (the “Applicable Margin”) as determined by the fixed charge coverage ratio for the most recently ended four-fiscal quarter period, or (b) (i) the greatest of (x) the Agent’s prime rate, (y) the federal funds rate, as published by the Federal Reserve Bank of New York plus 0.50%, and (z) LIBOR for a one-month period plus 1.00%, plus (ii) the Applicable Margin.

Applicable Margin up to and including the four-fiscal quarter period ending December 28, 2013:

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans: Applicable Margin	LIBOR Revolver Loans: Applicable Margin

I	≥ 1.50:1:00	1.00%	2.00%
II	≥ 1.25:1:00 < 1.50:1:00	1.25%	2.25%
III	≥ 1.00:1:00 < 1.25:100	1.50%	2.50%
IV	< 1.00:1.00	1.75%	2.75%

Applicable Margin from and after the four-fiscal quarter period ending March 29, 2014:

Level	Fixed Charge Coverage Ratio	Base Rate Revolver Loans: Applicable Margin	LIBOR Revolver Loans: Applicable Margin

I	≥ 1.50:1:00	1.00%	2.00%
II	≥ 1.25:1:00 < 1.50:1:00	1.25%	2.25%
III	< 1.25:100	1.50%	2.50%

The Secured Revolving Line of Credit may be optionally prepaid, terminated or unutilized commitments reduced at any time without premium or penalty. In connection with the Secured Revolving Line of Credit, the Borrowers will pay an unused line fee equal to 0.50% per annum, payable monthly on the unused amount of the commitments under the Secured Revolving Line of Credit. The unused line fee decreases to 0.375% per annum when more than 50% of the Secured Revolving Line of Credit is utilized. The Borrowers will pay (i) a monthly fee on all letters of credit outstanding under the Secured Revolving Line of Credit equal to the applicable LIBOR margin and (ii) a fronting fee to the Agent equal to 0.125% of all such letters of credit, payable monthly in arrears.

The Loan Agreement contains covenants that place certain restrictions on the Borrowers’ ability to, among other things, amend or modify certain terms of any debt of $50 million or more or subordinated debt, create or suffer to exist any liens upon accounts or inventory, sell or transfer any of Borrowers’ accounts or inventory other than certain ordinary-course transfers, make certain changes to either Borrower’s name or form or state of organization without notifying the Agent, or liquidate, dissolve, merge, combine or consolidate. Further restrictions apply during a domestic cash trigger period (a “Domestic Cash Trigger Period”), which occurs (i) upon an event of default or (ii) when the amount of domestic cash or cash equivalents held in certain accounts is at any time less than $500 million, and ends when both (a) no event of default has existed for 45 days and (b) the amount of domestic cash or cash equivalents held in such accounts has been equal to or greater than $500 million for 45 days. Such restrictions limit the Borrowers’ ability to, among other things, allow certain subsidiaries that manufacture or process inventory for the Borrowers to borrow secured debt or unsecured debt beyond a certain amount, create any liens upon any of the Borrowers’ property (other than customary permitted liens and liens on up to $1.5 billion of secured credit facilities debt (which amount includes the Secured Revolving Line of Credit)), declare or make any distributions, create any encumbrance on the ability of a subsidiary to make any upstream payments, make asset dispositions other than certain ordinary course dispositions, make certain loans, make payments with respect to subordinated debt or certain borrowed money prior to its due date, become a party to certain agreements restricting the Borrowers’ ability to incur or repay debt, grant liens, make distributions, or modify loan agreements or enter into any non arm’s-length transaction with an affiliate.

The Borrowers are required to repurchase, redeem, defease, repay or create a segregated account for the repayment of all debt for borrowed money exceeding $50 million, by no later than 120 days prior to its maturity date (not including the Secured Revolving Line of Credit). Any reserved funds for this purpose would not be included in domestic cash calculations.

During a Domestic Cash Trigger Period, the Borrowers are required to maintain an adjusted EBITDA of $140 million for the fiscal quarter ending September 28, 2013 and $150 million for the fiscal quarter ending December 28, 2013; and to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 each four-fiscal quarter period ending on and after March 29, 2014.

The events of default under the Loan Agreement include, among other things, payment defaults, the inaccuracy of representations or warranties, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults, certain ERISA events and change of control. During a Domestic Cash Trigger Period, additional events of default include, among other things, a cross-default related to indebtedness in an aggregate amount in excess of $50 million, judgments entered against a Borrower in an amount that exceeds cumulatively $50 million, and a loss, theft damage or destruction with respect to any collateral if the amount not covered by insurance exceeds $50 million.

The preceding description of the Loan Agreement and the Secured Revolving Line of Credit is qualified in its entirety by reference to the entire text of the Loan Agreement, filed as Exhibit 1.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement and the Secured Revolving Line of Credit is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.01	Loan and Security Agreement, dated as of November 12, 2013, by and among Advanced Micro Devices, Inc., a Delaware corporation, and AMD International Sales & Service, Ltd., a Delaware corporation, as borrowers, the financial institutions party thereto from time to time, as lenders, and Bank of America, N.A., a national banking association, as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2013	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry Wolin
	Name:	Harry Wolin
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.01	Loan and Security Agreement, dated as of November 12, 2013, by and among Advanced Micro Devices, Inc., a Delaware corporation, and AMD International Sales & Service, Ltd., a Delaware corporation, as borrowers, the financial institutions party thereto from time to time, as lenders, and Bank of America, N.A., a national banking association, as agent for the lenders.